Exhibit 99.1

CAPITAL ONE MASTER TRUST (RECEIVABLES)

MONTHLY PERIOD : March 2003

Beginning of the Month Principal Receivables :	27,354,798,892.68
Beginning of the Month Finance Charge Receivables :	863,589,923.69
Beginning of the Month Discounted Receivables :	0.00
Beginning of the Month Total Receivables :	28,218,388,816.37

Removed Principal Receivables :	0.00
Removed Finance Charge Receivables :	0.00
Removed Total Receivables :	0.00

Additional Principal Receivables :	660,157,526.33
Additional Finance Charge Receivables :	18,185,483.15
Additional Total Receivables :	678,343,009.48

Discounted Receivables Generated this Period	0.00

End of the Month Principal Receivables :	27,199,836,938.36
End of the Month Finance Charge Receivables :	824,425,347.41
End of the Month Discounted Receivables :	0.00
End of the Month Total Receivables :	28,024,262,285.77

Excess Funding Account Balance	0.00
Adjusted Invested Amount of all Master Trust Series	23,914,189,938.82

End of the Month Seller Percentage	12.08%

CAPITAL ONE MASTER TRUST (DELINQUENCIES AND LOSSES) MONTHLY PERIOD : March 2003	ACCOUNTS	RECEIVABLES

End of the Month Delinquencies :
30 - 59 Days Delinquent	331,527.00	418,189,091.73
60 - 89 Days Delinquent	223,788.00	297,036,417.76
90 + Days Delinquent	523,442.00	724,337,676.68

Total 30 + Days Delinquent	1,078,757.00	1,439,563,186.17

Delinquencies 30 + Days as a Percent of End of the Month Total Receivables		5.14%

Defaulted Accounts During the Month	187,380.00	165,835,894.13

Annualized Default Rate as a Percent of Beginning of the Month Principal Receivables		7.10%

* See note on last page of the report

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CAPITAL ONE MASTER TRUST (COLLECTIONS) MONTHLY PERIOD : March 2003	COLLECTIONS	PERCENTAGES

Total Collections and Gross Payment Rate	5,137,068,248.21	17.78%

Collections of Principal Receivables and Principal Payment Rate	4,657,134,165.38	16.62%

Prior Month Billed Finance Charge and Fees	359,867,273.77
Amortized AMF Income	27,139,572.82
Interchange Collected	52,875,640.72
Recoveries of Charged Off Accounts	47,378,898.85
Collections of Discounted Receivables	0.00

Collections of Finance Charge Receivables and Annualized Yield	487,261,386.16	20.87%

CAPITAL ONE MASTER TRUST (AMF COLLECTIONS) MONTHLY PERIOD : March 2003

Beginning Unamortized AMF Balance		147,721,236.55
+ AMF Slug for Added Accounts	2,447,635.85
+ AMF Collections	19,812,269.49
– Amortized AMF Income	27,139,572.82
Ending Unamortized AMF Balance		142,841,569.07

/s/ Tom Feil
Tom Feil
Director, Capital Markets

*For calculation purposes Beginning of Month Principal Receivables includes Additional Principal Receivables.

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